ARTICLES SUPPLEMENTARY

                                       OF

                     CREDIT SUISSE INSTITUTIONAL FUND, INC.

     CREDIT SUISSE INSTITUTIONAL FUND, INC. (the "Fund"), a Maryland corporation with its principal corporate offices in the State of Maryland in Baltimore, Maryland, DOES HEREBY CERTIFY:

     1. The Fund hereby reclassifies one billion (1,000,000,000) Shares of the authorized and unissued shares of the Small Cap Growth Portfolio of the Fund as unclassified Shares (the "Unclassified Shares");

     2. The Fund hereby further reclassifies one billion (1,000,000,000) Shares of the authorized and unissued shares of the Small Cap Value Portfolio of the Fund as Unclassified Shares;

     3. The Unclassified Shares shall have the preferences, conversions and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as set forth in Article V, Section 4 of the Fund's Articles of Incorporation, as amended from time to time (the "Articles"), and shall be subject to all provisions of the Articles relating to Shares generally.

     4. The Shares of the Small Cap Growth Portfolio and Small Cap Value Portfolio have been reclassified by the Fund's Board of Directors under the authority contained in Article V, Sections 2 and 3 of the Articles.

     5. The reclassification of authorized but unissued shares as set forth in these Articles Supplementary does not increase the authorized capital of the Fund or the aggregate per value thereof.

     IN WITNESS WHEREOF, the undersigned have executed these Articles Supplementary on behalf of Credit Suisse Institutional Fund, Inc. and acknowledge that it is the act and deed of the Fund and state, under penalty of perjury, to the best of the knowledge, information and belief of each of them, that the matters contained herein with respect to the approval thereof are true in all material respects.

Dated:  March 1, 2005                   CREDIT SUISSE INSTITUTIONAL
                                        FUND, INC.


                                        By:    /s/  J. Kevin Gao
                                            --------------------
                                            Name:  J. Kevin Gao
                                            Title: Vice President and Secretary

ATTEST:

   /s/  Robert Rizza
------------------------------------
        Name:  Robert Rizza
        Title: Assistant Treasurer